UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 18, 2018

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Exhibit 99.1 of this Form 8-K contains the prepared remarks for IBM’s fourth-quarter and full-year 2017 earnings presentation to investors on January 18, 2018.

Reconciliations of non-GAAP financial measures discussed in the earnings presentation to the most directly comparable financial measures calculated and presented in accordance with GAAP are included as Exhibit 99.2 of this Form 8-K. The slides used in IBM’s fourth-quarter and full-year 2017 earnings presentation are Exhibit 99.3 to the company’s Form 8-K submitted to the SEC on January 18, 2018.

The information in this Item 7.01, including the corresponding Exhibits 99.1 and 99.2, is being furnished with the Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), with the exception of the following information from IBM’s prepared remarks, slides from the earnings presentation and question and answer period, which has been edited for clarity, and shall be deemed “filed” under the Exchange Act:

•                  The company expects revenue growth and margin stabilization in 2018.

•                  The company expects year-to-year revenue growth in the first quarter of 2018 versus 2017, at both current spot rates and constant currency, with growth rates relatively consistent with the fourth quarter of 2017.

•                  In the services segments, in both GTS and GBS, the projected revenue from the current backlog points to an improved revenue trajectory in 2018 versus 2017.

•                  For 2018, the company expects the GAAP tax rate to be approximately 2 points lower than the operating (non-GAAP) tax rate expectation.  The company expects its operating (non-GAAP) tax rate for 2018 to be 16%, plus or minus 2 points (excluding discrete items), which is a 4 point headwind year to year.  The tax rates reflect the implementation of U.S. tax reform, which includes a lower U.S. corporate tax rate, offset by the broader tax base and reduced foreign tax credit utilization.

•                  The company expects GAAP earnings per share from continuing operations for 2018 to be at least $11.70.  Excluding acquisition-related charges of $0.78 per share and non-operating retirement-related items of $1.32 per share, operating (non-GAAP) earnings per share is expected to be at least $13.80.

•                  For the first quarter of 2018, the company expects operating (non-GAAP) earnings per share to be approximately 17 percent to 18 percent of the full-year expectation, which is consistent with the average first-quarter skew over the last 5 years.

•                  In each of the first quarters of 2017 and 2016, the company had a benefit from a discrete item.  The company expects a potential benefit again in the first quarter of 2018, and as in the past, will likely take actions that will offset some portion of the benefit.  This is reflected in the first-quarter skew expectations.

•                  Two of the accounting changes (revenue recognition and pension cost) that are effective for the company beginning January 1, 2018 are expected to essentially offset each other within the $13.80 full-year 2018 operating (non-GAAP) earnings per share expectation.

•                  The company expects free cash flow to be approximately $12 billion in 2018.  Free cash flow realization, which is defined as free cash flow to income from continuing operations (GAAP), is expected to be well over 100%.

•                  2018 free cash flow expectations include a year-to-year headwind from strong receivables collections in the fourth-quarter 2017, an approximate $600 million year-to-year headwind from cash tax payments and some growth in capital expenditures.

Forward-Looking Statements

Certain statements contained in this Form 8-K may be characterized as forward-looking under the Private Securities Litigation Reform Act of 1995.  These statements involve a number of factors that could cause actual results to differ materially.  Additional information concerning these factors is contained in the Company’s filings with the U.S. Securities and Exchange Commission (SEC). Copies are available from the SEC or from the IBM web site (www.ibm.com).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Except as noted in Item 7.01, following exhibits are being furnished as part of this report:

Exhibit No.	Description of Exhibit
99.1	Prepared Remarks of Earnings Presentation on January 18, 2018

99.2	Non-GAAP Supplemental Materials

  IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 19, 2018

	By:	/s/ Robert F. Del Bene
Robert F. Del Bene
Vice President and Controller